Chordiant to Raise $25 Million in Private Placement

CUPERTINO, CA--(MARKET WIRE)--Jan 23, 2004 -- Chordiant Software, Inc. (NasdaqNM:CHRD - News) announced today that it has entered into a stock purchase agreement to sell 4,854,368 newly issued shares of its common stock, at a purchase price of $5.15 per share to a single institutional investor, resulting in net proceeds to Chordiant of $25 million. Chordiant will file a resale registration statement relating to the common stock to be issued in the transaction with the U.S. Securities and Exchange Commission. The transaction is expected to close on January 26, 2004, and is subject to customary closing conditions.

The net proceeds of the offering will be added to working capital and used for general corporate purposes. Chordiant may also use a portion of the net proceeds to fund acquisitions of complementary businesses, products or technologies. However, Chordiant has no present understandings, commitments or agreements to enter into any such potential acquisitions.

"We are extremely pleased with the institutional investment community's continued support and confidence that Chordiant is well positioned to take advantage of the market recovery and that a single institutional investor was willing to invest $25 million in the company," said Mike Shannahan, Chordiant senior vice president and chief financial officer.
This news release is not an offer to sell, or a solicitation of an offer to buy, the securities discussed herein. These securities have not been registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States unless registered under such act or an exemption from registration is available.

About Chordiant Software, Inc.

Chordiant solutions automate and manage operational business processes for leading service-driven global organizations in retail finance, telecommunications and consumer direct industries.

Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements.  There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions.  Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.  Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Contact:

     Investor Relations contacts:
     Steve Polcyn
     Senior Director, Investor Relations
     Direct: (408)517-6282
     steve.polcyn@chordiant.com
     Mike Shannahan
     Senior Vice President & CFO
     Direct: (408)517-6223
     mike.shannahan@chordiant.com
     Chordiant media contacts:
     Paul Burrin
     Senior Vice President, Marketing
     Direct: (408)517-6168
     paul.burrin@chordiant.com